UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2011
RSC HOLDINGS INC.
RSC HOLDINGS III, LLC
RSC EQUIPMENT RENTAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE ARIZONA (State of incorporation)	001-33485 333-144625-01 333-144625 (Commission File Number)	22-1669012 41-2218971 86-0933835 (IRS Employer Identification No.)
6929 E. Greenway Parkway, Suite 200
Scottsdale, Arizona
(Address of principal executive offices)
85254
(Zip Code)
(480) 905-3300
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Recent Developments
     RSC Holdings Inc. (“RSC Holdings”) expects its results of operations for the year ended December 31, 2010 to exceed its previously released guidance. Consistent with its forecast disclosed in its October 21, 2010 third quarter earnings release, business activity in the industrial market continued to improve in the fourth quarter and, while the decline in the non-residential construction market slowed, growth in that market remained slightly negative in the fourth quarter of 2010. However, overall demand continued to improve during the fourth quarter, offset by normal seasonal patterns, and industry-wide pricing began to stabilize, albeit at a lower level than the fourth quarter of 2009. As a result, rental volumes for the three months ended December 31, 2010 were up approximately 20% from the same period last year and sequential pricing increased nearly 1% in the three months ended December 31, 2010 from the third quarter of 2010.
     RSC Holdings expects to exceed its outlook for revenues, Adjusted EBITDA and free cash flow for the quarter ending December 31, 2010 and its outlook for free cash flow for the year ending December 31, 2010, as previously provided in its October 21, 2010 earnings release. For the three months ending December 31, 2010, RSC Holdings estimates that equipment rental revenue, total revenues, Adjusted EBITDA, and free cash flow will fall within the following ranges:

Equipment rental revenues	$285 - $287 million
Total revenues	$337 - $340 million
Adjusted EBITDA	$114 - $117 million
Free cash flow	$(7) - $(5) million
     For the year ending December 31, 2010, RSC Holdings expects to exceed its outlook for free cash flow as previously disclosed in its October 21, 2010 earnings release. RSC Holdings estimates that free cash flow will be within the range of $123 million to $125 million.
     RSC Holdings expects that cash generated from operations, together with amounts available under the Existing Senior ABL Revolving Facility (as defined below) or the New Senior ABL Revolving Facility (as defined below), as applicable, will be adequate to meet debt service obligations, ongoing costs of operations, working capital needs and capital expenditure requirements for the next twelve months and the foreseeable future. RSC Holdings can give no assurance that its outlook for any of the metrics disclosed above will prove to be correct. Estimates of results are inherently uncertain and subject to change. Actual results remain subject to the completion of management’s and the audit committee’s review, as well as the year-end audit by its registered independent public accountants. Important factors that could cause actual results to differ materially from its expectations are set forth under the heading “Forward-Looking Statements” below.
Non-GAAP Financial Information
     Adjusted EBITDA means consolidated net income before net interest expense, income taxes and depreciation and amortization adjusted to exclude share-based compensation expense, other expense (income), net and management fees. Adjusted EBITDA differs from the term “EBITDA” as it is commonly used. Free cash flow is defined as net cash provided by operating activities less net capital expenditures (inflows). Adjusted EBITDA and free cash flow presented in this report are supplemental measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA and free cash flow are not measurements of the registrants’ financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of registrants’ liquidity. In addition, the registrants’ method of calculating Adjusted EBITDA and free cash flow may vary from the method used by other companies. The registrants believe that investors, analysts and rating agencies consider Adjusted EBITDA and free cash flow useful in measuring the registrants’ ability to meet their debt service obligations and evaluating their financial performance and management uses these measurements for one or more of these purposes. The registrants’ presentation of Adjusted EBITDA should not be construed as an inference that the registrants’ future results will be unaffected by unusual or nonrecurring items. Adjusted EBITDA and free cash flow have important limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the registrants’ results as reported under GAAP. Because of these limitations, Adjusted EBITDA and free cash flow should not be considered as measures of discretionary cash available to the registrants to service their indebtedness or invest in their business. The registrants compensate for these limitations by relying primarily on their GAAP results and using Adjusted EBITDA and free cash flow only for supplemental purposes. No quantitative reconciliations of the estimated ranges for Adjusted EBITDA and free cash flow above under “Recent Developments” to the respective most comparable measure calculated and presented in accordance with GAAP are included in this report as the registrants are unable to quantify certain amounts that would be required to be included in such GAAP measure.
Item 7.01. Regulation FD Disclosure.
     Pursuant to Regulation FD, each registrant furnishes the information set forth below. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the filings of such registrant under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Proposed Unregistered Senior Notes Offering
     On January 13, 2011, RSC Equipment Rental, Inc. (“RSC”) and RSC Holdings III, LLC (together with RSC, the “Issuers”), each an indirect subsidiary of RSC Holdings, initiated an offering of senior unsecured notes (the “Senior Notes”) in an aggregate principal amount of $450.0 million. The Issuers intend to use all of the gross proceeds from the sale of the Senior Notes to repay borrowings under their Second Lien Term Facility (as defined below).
     The Senior Notes will be offered only to qualified institutional buyers under Rule 144A under the Securities Act, and to persons outside the United States under Regulation S under the Securities Act. The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Proposed Refinancing of Senior Credit Facilities
     Concurrently with the consummation of the Senior Notes offering, the Issuers will repay the remaining approximately $29.4 million of outstanding indebtedness under the Issuers’ senior secured second-lien term loan facility (the “Second Lien Term Facility”), pay the initial purchasers’ discounts and other fees and expenses incurred in connection with the Senior Notes offering, and pay amounts equal to the economic liability associated with terminating interest rate swap agreements in connection with the termination of the Second Lien Term Facility with additional borrowings incurred under the Issuers’ senior asset-based loan facility (the “Existing Senior ABL Revolving Facility”). The Issuers have also begun the process of obtaining up to $1,100.0 million of commitments for a new senior secured asset-based loan facility (the “New Senior ABL Revolving Facility”), and they intend to refinance all of the outstanding indebtedness under the Existing Senior ABL Revolving Facility (which includes amounts incurred in connection with the refinancing of the Second Lien Term Facility mentioned above and any additional amounts then outstanding) with indebtedness that we intend to incur under the New Senior ABL Revolving Facility. In connection with the repayment of the Second Lien Term Facility and the repayment of the Existing Senior ABL Revolving Facility, the Issuers intend to terminate such facilities. The New Senior ABL Revolving Facility has not been entered into as of the date hereof, and there can be no guarantee that the Issuers will do so on the terms currently contemplated or at all. Consummation of the offering of the Senior Notes is not conditioned upon the entry into the New Senior ABL Revolving Facility on the terms currently proposed or at all.
     As of September 30, 2010, on a pro forma as adjusted basis giving effect to all of the transactions described above under “Proposed Unregistered Senior Notes Offering” and “Proposed Refinancing of Senior Credit Facilities,” the Issuers would have had approximately $2,129.6 million of outstanding indebtedness.
Forward-Looking Statements
     This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements regarding the registrants’ future financial position, end-market outlook, business strategy, budgets and projected costs and plans, management forecasts and estimates including as set forth above under “Recent Developments,” the entry into a new asset-based lending facility and certain other matters described under “Proposed Refinancing of Senior Credit Facilities,” and objectives of management for future operations.

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     In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may”, “plan”, “seek”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Actual results and developments may therefore differ materially from those described in this release.
     The registrants caution therefore that undue reliance should not be placed on these forward-looking statements. It is important to understand that the risks and uncertainties discussed in “Risk Factors” and elsewhere in each registrant’s most recent Annual Report on Form 10-K, as amended, as applicable, filed with the United States Securities and Exchange Commission could affect the registrants’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the registrants’ forward-looking statements.
     These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, the registrants disclaim any obligation to update these forward-looking statements to reflect future events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report.

Exhibit 99.1	Press Release “RSC Equipment Rental, Inc. Announces Senior Notes Offering,” dated January 13, 2011

Exhibit 99.2	Press Release “RSC Holdings Inc. Announces Increase to 4Q2010 Results Expectations,” dated January 13, 2011
Nothing in this Form 8-K constitutes an offer to sell or the solicitation of an offer to buy any securities, including the Senior Notes.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc. RSC Holdings III, LLC RSC Equipment Rental, Inc.
By:	/s/ Kevin J. Groman
	Name:	Kevin J. Groman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: January 13, 2011

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